     As filed with the Securities and Exchange Commission on June 28, 1996.

                                                     Registration No. 333-
===============================================================================

                        SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                   ----------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   ----------------------------------------

                                  OAKLEY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         WASHINGTON                                       95-3194947
(State or Other Jurisdiction of               (IRS Employer Identification No.)
Incorporation or Organization)

                                   10 HOLLAND
                            IRVINE, CALIFORNIA  92718
          (Address, Including Zip Code, of Principal Executive Offices)

                    OAKLEY, INC. INTERPLANETARY 401(k) PLAN
                            (Full Title of the Plan)

                                 R. LINK NEWCOMB
                                  OAKLEY, INC.
                                   10 HOLLAND
                            IRVINE, CALIFORNIA  92718
                                 (714) 951-0991
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                   ----------------------------------------

                                    COPY TO:

                            JEFFREY H. COHEN, ESQ.
                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                            300 SOUTH GRAND AVENUE
                                    SUITE 3400
                          LOS ANGELES, CALIFORNIA  90071

                   ----------------------------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
Title of Securities to | Number of Shares to be | Proposed Maximum Offering | Proposed Maximum Aggre-    | Amount of Registration |
    be Registered      |       Registered       |    Price Per Share (1)(2) | gate Offering Price (1)(2) |         Fee (3)        |
                       |                        |                           |                            |                        |
- -----------------------|------------------------|---------------------------|----------------------------|------------------------|
Common Stock, par      |                        |                           |                            |                        |
  value $.01 per share |       50,000           |          $41.375          |         $2,068,750         |           $714         |
                       |                        |                           |                            |                        |
===================================================================================================================================

(1)   Estimated solely for the purpose of calculating the registration fee.
(2) Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of common stock of Oakley, Inc. ("Common Stock") on the New York Stock Exchange Composite Tape on June 26, 1996.
(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: one-twenty-ninth (1/29) of one percent of the Proposed Maximum Aggregate Offering Price of the shares of Common Stock registered hereby.

                              -------------------

Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8

PART II   INFORMATION REQUIRED IN THE REGISTRATION
          STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Oakley, Inc., a Washington corporation (the "Company") or the Oakley Interplanetary 401(k) Plan (the "Plan"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act, are incorporated by reference in this registration statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 1-13848);

          (b) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1996 (File No. 1-13848);

          (c) The description of the Common Stock included in the Company's Registration Statement on Form 8-A filed July 7, 1995 pursuant to Section 12(b) of the Exchange Act (File No. 1-13848), including any amendment or report filed for the purpose of updating such information;

          (d) All reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the most recent fiscal year; and

          (e) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1995 (filed concurrently herewith).

     All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation and Bylaws provide that the Company shall, to the fullest extent permitted by the Washington Business Corporation Act (the "Washington Business Act"), as amended from time to time, indemnify all directors and officers of the Company, and may so indemnify employees or agents of the Company. Section 23B.08.560 of the Washington Business Act provides in part that if authorized by the corporation's articles of incorporation or a shareholder approved or ratified bylaw or board resolution, a corporation shall have the power to indemnify, or agree to indemnify, any individual who was or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "proceeding"), by reason of the fact that the individual is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against the payment of reasonable expenses (including attorneys' fees), judgments, settlements, penalties, fines (including excise taxes assessed with respect to an employee benefit plan) incurred with respect to such proceeding without regard to the restrictions imposed on indemnification under the Washington Business Act; provided that no indemnification can be provided for liability for (i) acts or omissions of such individuals finally adjudged to be intentional misconduct or a knowing violation of law,
(ii) conduct of such individuals finally adjudged to be in violation of

Section 23B.08.310 of the Washington Business Act (which section relates to unlawful distributions), or (iii) any transaction with respect to which it was finally adjudged that such individuals personally received a benefit in money, property or services to which such individuals were not legally entitled. The Company's Articles of Incorporation and Bylaws also require advances for reasonable expenses for such individuals who are parties to such a proceeding as provided by applicable law or by written agreement, which written agreement may allow any required determination as to the availability of indemnification to be made by any appropriate person or body consisting of a member or members of the Board of Directors, any other person or body appointed by the Board of Directors who is not a party to the particular claim, or independent legal counsel.

     The Company has entered into separate indemnification agreements (the "Indemnification Agreements") with each of its directors and executive officers (the "Indemnified Parties"), pursuant to which the Company has agreed to defend and indemnify each such Indemnified Party for claims arising from any actions or omissions of such Indemnified Party in his or her capacity as a director, officer, employee, agent, fiduciary, or consultant of the Company or any claim brought against such Indemnified Party by reason of such Indemnified Party serving in such capacity, or by any reason of such Indemnified Party serving at the request of the Company in such capacity with another entity. The Indemnification Agreements do not permit the Company to indemnify the Indemnified Parties for acts and omissions as to which indemnification is not permitted under the Washington Business Act. In addition, the Indemnity Agreements provide that, subject to certain limitations, the Company must maintain directors' and officers' insurance covering the Indemnified Parties and must advance expenses incurred by the Indemnified Parties in defense of claims for which indemnification is available under the Indemnification Agreements. Each Indemnified Party is obligated to reimburse the Company for all losses and expenses paid by the Company under the relevant Indemnity Agreement in the event and only to the extent that a final determination is made that the Indemnified Party is not entitled to indemnification under such Indemnity Agreement, the Company's Articles of Incorporation or Bylaws, the Washington Business Act or other applicable law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable

ITEM 8.   EXHIBITS.

     EXHIBIT NO.    DESCRIPTION
     -----------    -----------
        4.1         Articles of Incorporation of the Company (incorporated by
                    reference from Amendment No. 3 to the Company's Registration
                    Statement on Form S-1 (File No. 33-93080, Exhibit 3.1), dated August 8, 1995.

        4.2 By-Laws of the Company (incorporated by reference from Amendment No. 3 to the Company's Registration Statement on Form S-1 (File No. 33-93080, Exhibit 3.2), dated August 8, 1995.

        5.1 Opinion and Consent of Preston, Gates & Ellis regarding the legality of the securities being registered.

        23.1        Consent of Deloitte & Touche LLP, independent auditors.

        23.2        Consent of Preston, Gates & Ellis (included in Exhibit 5.1).

        24.1 Power of Attorney (included on the signature page of this registration statement).

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of pro-spectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)  The registrant hereby undertakes to file with the Internal
Revenue Service ("IRS"), within the time period allowed under applicable law, a request for determination of the qualified status of the Plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, and in connection therewith to file with the IRS and the Department of Labor any periodic or other reports required in connection with such determination or as may otherwise be required in connection with the Plan.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this __ day of June, 1996.

                              OAKLEY, INC.



                              By   /s/  Link Newcomb
                                -------------------------------------
                                   Name:  Link Newcomb
                                   Title: Executive Vice President
                                          and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Link Newcomb and Donna Gordon his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Signature                        Title                         Date
        ---------                        -----                         ----
/s/ Jim Jannard
- ---------------------------       Chairman of the Board,            June 28, 1996
Jim Jannard                       President and Director
                                  (Principal Executive
                                  Officer)
/s/ Mike Parnell
- ---------------------------       Chief Executive Officer           June 28, 1996
Mike Parnell                      and Director

/s/ Link Newcomb
- ---------------------------       Executive Vice President and      June 28, 1996
Link Newcomb                      Chief Financial Officer

/s/ Donna Gordon
- ---------------------------       Vice President of Finance         June 28, 1996
Donna Gordon                      and Controller (Principal
                                  Accounting Officer)
/s/ Irene Miller
- ---------------------------       Director                          June 28, 1996
Irene Miller

/s/ Orin Smith
- ---------------------------       Director                          June 28, 1996
Orin Smith


- ---------------------------       Director                          June___, 1996
Michael Jordan

     Pursuant to the requirements of the Securities Act of 1933, as amended, the members of the Plan Committee, as administrators of the Oakley Interplanetary 401(k) Plan, have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 28, 1996.

/s/ Donna Gordon
- ---------------------------                       Member
Donna Gordon

/s/ Al Krueger
- ---------------------------                       Member
Al Krueger

                                  EXHIBIT INDEX

 Exhibit No.   Description
 -----------   -----------
     4.1       Articles of Incorporation of the Company (incorporated by
               reference from Amendment No. 3 to the Company's Registration
               Statement on Form S-1 (File No. 33-93080, Exhibit 3.1), dated
               August 8, 1995.

     4.2 By-Laws of the Company (incorporated by reference from Amendment No. 3 to the Company's Registration Statement on Form S-1 (File No. 33-93080, Exhibit 3.2), dated August 8, 1995.

     5.1 Opinion and Consent of Preston, Gates & Ellis regarding the legality of the securities being registered.

     23.1      Consent of Deloitte & Touche LLP, independent auditors.

     23.2      Consent of Preston, Gates & Ellis (included in Exhibit 5.1).

     24.1 Power of Attorney (included on the signature page of this registration statement).